             As filed with the Securities and Exchange Commission
                               on June 16, 2000
                         Registration No. 33-_________

                                   Form S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             ELECTRONIC ARTS INC.

             Delaware                                  94-2838567
     (State of Incorporation)               (IRS employer identification no.)

                          209 Redwood Shores Parkway
                            Redwood City, CA 94065
                   (Address of principal executive offices)


                  International Employee Stock Purchase Plan
                           (Full title of the Plan)

                                RUTH A. KENNEDY
             Senior Vice President, General Counsel and Secretary
                          209 Redwood Shores Parkway
                            Redwood City, CA 94065
                                (650) 628-1500
           (Name, address and telephone number of agent for service)

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                             Proposed          Proposed
        Title of             Maximum           Maximum
       Securities            Amount            Offering         Aggregate          Amount of
         to be               to be             Price Per        Offering          Registration
       Registered          Registered            Share           Price                Fee
-----------------------------------------------------------------------------------------------
 Class A Common Stock   125,000 /(1)/       $63.25/ (2)/      $7,906,250 /(2)/      $2,087.25
  ($0.01 par value)
-----------------------------------------------------------------------------------------------

This Registration Statement includes exhibits. The Index to Exhibits appears on sequentially numbered page 4.

          /(1)/ Shares available for issuance under the International Employee Stock Purchase Plan as of February 14, 2000.

          /(2)/  Calculated solely for the purposes of determining the amount of the Registration Fee pursuant to Rule 457(c) on the basis of the average of the high and low trading prices of Registrant's Class A Common Stock on June 13, 2000

STATEMENT PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E, the contents of Registrant's Form S-8 Registration Statement No. 33-41955 filed on July 30, 1991, as amended by Registrant's Form S-8 Registration Statement No. 33-41955 filed November 6, 1991, Registrant's Form S-8 Registration Statement No. 33-53302 filed October 15, 1992, Registrant's Form S-8 Registration Statement No. 33-55212 filed December 1, 1992, Registrant's Form S-8 Registration Statement No. 33-66836 filed August 2, 1993, Registrant's Form S-8 Registration Statement No. 33-82166 filed July 29, 1994, Registrant's Form S-8 Registration Statement No. 33-61783 filed August 11, 1995, Registrant's Form S-8 Registration Statement No. 333-09683 filed August 7, 1996, Registrant's Form S-8 Registration Statement No. 333-09893 filed August 9, 1996, and Registrant's Form S-8 Registration Statement No. 333-32239 filed July 28, 1997, Registrant's Form S-8 Registration Statement No. 333-32771 filed August 4, 1997, Registrant's Form S-8 Registration Statement No. 333-46937 filed February 26, 1998, Registrant's Form S-8 Registration Statements Nos. 333-60513 and 333-60517 both filed August 3, 1998 and Registrant's Form S-8 Registration Statement No. 333-84215 filed July 30, 1999 are hereby incorporated by reference.

ITEM 5.  EXPERTS.

          The validity of the issuance of the shares of Class A Common Stock offered hereby will be passed upon for the Registrant by Ruth A. Kennedy, Senior Vice President, General Counsel and Secretary of the Registrant.

ITEM 8.  EXHIBITS

4.01 Registrant's International Employee Stock Purchase Plan and related documents, as amended.
5.01 Opinion of General Counsel of Registrant regarding legality of the securities being issued.
23.01  Consent of General Counsel of Registrant (included in Exhibit 5.01).
23.02  Consent of KPMG LLP.
24.01  Power of Attorney (see page 2).

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual and corporation whose signature appears below constitutes and appoints E. Stanton McKee and David L. Carbone and each of them, his or its true and lawful attorneys-in-fact and agents with full power of substitution, for him or it and in his or its name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement of Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood City, State of California, on this 16, day of June, 2000.

                                   ELECTRONIC ARTS INC.

                              By:  /s/ Ruth A.Kennedy
                                 --------------------------
                                   Ruth A. Kennedy,Esq.
                                   Sr. Vice President, General Counsel
                                   and Secretary

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name                                Title                        Date
----                                -----                        ----

Chief Executive Officer


/s/ Lawrence F. Probst III
------------------------------
Lawrence F. Probst III              Chairman and                 June 16, 2000
                                    Chief Executive Officer

Principal Financial Officer:


/s/ E. Stanton McKee, Jr.
------------------------------
E. Stanton McKee, Jr.               Exec. Vice President,        June 16, 2000
                                    Chief Financial and
                                    Administrative Officer

Principal Accounting Officer:


/s/ David L. Carbone
------------------------------
David L. Carbone                    Vice President, Finance      June 16, 2000
                                    and Assistant Secretary

Directors:


/s/ M. Richard Asher                      Director               June 16, 2000
------------------------------
M. Richard Asher


/s/ William J. Byron                      Director               June 16, 2000
------------------------------
William J. Byron


/s/ Daniel H. Case III                    Director               June 16, 2000
------------------------------
Daniel H. Case III


/s/ Gary M. Kusin                         Director               June 16, 2000
------------------------------
Gary M. Kusin


/s/ Timothy Mott                          Director               June 16, 2000
------------------------------
Timothy  Mott

                               INDEX TO EXHIBITS

Exhibit
Number         Description
------         -----------

4.01 Registrant's International Employee Stock Purchase Plan and related documents, as amended.

5.01 Opinion of General Counsel of Registrant regarding legality of the securities being issued.

23.01     Consent of General Counsel of Registrant (included in Exhibit 5.01).

23.02     Consent of KPMG LLP.

24.01     Power of Attorney (see page 2).